Exhibit 99.1

LAZYDAYS ANNOUNCES $35 MILLION MORTGAGE LOAN FACILITY

TAMPA, Fla., Jan. 2, 2024 — Lazydays (NasdaqCM: LAZY) (“the Company” or “Lazydays”) today announced that it has closed on a $35 million mortgage loan facility funded by clients of Coliseum Capital Management. The facility is secured by mortgages against certain dealership facilities and land held for future development. It bears interest at a rate of 12% and matures in December 2026.

The facility provides both liquidity in the current operating environment and flexibility to secure alternative financing arrangements on a property-by-property basis in the future. Owning and financing dealership locations is core to Lazydays’ strategy as it maintains site control and prevents fixed costs from increasing due to rent adjustments over time. This transaction allows the Company to continue to execute on its ownership strategy while providing liquidity as it locates other real estate financing, similar to the mortgages funded earlier this year in Knoxville and Murfreesboro, Tennessee.

Lazydays intends to use the net proceeds from the facility for general corporate purposes.

About Lazydays

Lazydays has been a prominent player in the RV industry since its inception in 1976, earning a stellar reputation for delivering exceptional RV sales, service, and ownership experiences. Its commitment to excellence has led to enduring relationships with RVers and their families, who rely on Lazydays for all their RV needs.

With a strategic approach to rapid expansion, Lazydays is growing its network through both acquisitions and new builds. Its wide selection of RV brands from top manufacturers, state-of-the-art service facilities, and an extensive range of accessories and parts ensure that Lazydays is the go-to destination for RV enthusiasts seeking everything they need for their journeys on the road. Whether you are a seasoned RVer or just starting your adventure, Lazydays’ dedicated team is here to provide outstanding support and guidance, making your RV lifestyle truly extraordinary.

Lazydays is a publicly listed company on the Nasdaq stock exchange under the ticker “LAZY.”

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “project,” “outlook,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “may,” “seek,” “would,” “should,” “likely,” “goal,” “strategy,” “future,” “maintain,” “continue,” “remain,” “target” or “will” and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding:

●	Our ability to find alternative lenders to provide mortgage financing;
●	Anticipated lower ownership costs over time as a result of retaining ownership of our real estate; and
●	Anticipated availability of liquidity from our operating real estate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), acts of God or other incidents which may adversely impact our operations and financial performance, government regulations, legislation and others set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Contact:

Investor Relations

investors@lazydays.com